UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2022

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

Item 7.01. Regulation FD Disclosure.

On June 6, 2022, PolarityTE, Inc. (the “Company”) issued a press release announcing the Company’s entry into a securities purchase agreement with a single healthcare-focused institutional investor for the purchase and sale of 1,584,159 shares of its common stock at a purchase price of $2.525 per share (or pre-funded warrants in lieu thereof) in a registered direct offering priced at-the-market under Nasdaq rules. In a concurrent private placement, the Company also agreed to issue and sell to the investor 1,584,159 shares of common stock at the same purchase price as in the registered direct offering (or pre-funded warrants in lieu thereof). In addition, the Company agreed to issue to the investor in the offerings unregistered preferred investment options (the “investment options”) to purchase up to an aggregate of 3,168,318 shares of common stock. The unregistered investment options will be exercisable immediately upon issuance at an exercise price of $2.40 per share and will expire five years from the date of issuance.

Pursuant to a letter agreement, dated March 5, 2022, the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) as placement agent in connection with the Offering. As partial compensation for acting in such capacity, the Company has agreed to pay the Placement Agent a cash fee of 6.5% of the aggregate gross proceeds raised in the Offering and to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 5.0% of the aggregate number of shares of the Company’s common stock (or common stock equivalents) to be sold in the Offering (or warrants to purchase up to an aggregate 158,416 shares of Common Stock). The Placement Agent Warrants have substantially the same terms as the common warrants sold in the Offering, except that the Placement Agent Warrants have an exercise price equal to 125% of the purchase price per share (or $3.1563 per share) and a term of five-years from the commencement of the sales of securities in the Offering. The issuance of the Placement Agent Warrants is expected to occur simultaneously with the closing of the Offering.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 6, 2022
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: June 6, 2022	/s/ Jacob Patterson
Jacob Patterson
Chief Financial Officer